SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2001

BLUE ZONE, INC.
(Exact name of registrant as specified in its charter)

NEVADA	0-29907	86-0863053

(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. employer identification number)

329 RAILWAY STREET, 5TH FLOOR
VANCOUVER, BRITISH COLUMBIA
CANADA V6A 1A4
(604) 685-4310
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

N/A

(Former name or former address, if changed since last report)

ITEM 5.   OTHER EVENTS AND REGULATION FD DISCLOSURE

Blue Zone, Inc. (the “Company”) has effected an operational restructuring resulting in the elimination of 19 positions within the Company, effective October 12, 2001. The Company is restructuring to focus on partner reselling opportunities, such as value added resellers (VAR), for its core MediaBZ(TM) content management and publishing solution. Focusing on Blue Zone’s core competency and eliminating all but necessary expenses is deemed appropriate by the current economic climate. Blue Zone believes that the restructuring will provide a more stable financial base that may better enable the Company to leverage the potential of the Company’s MediaBZ software solution, and to capitalize on emerging markets with an industry leading technology. Blue Zone does not expect that the restructuring will compromise the Company’s ability to fulfill its current and anticipated future obligations. Blue Zone is continuing to pursue convergence opportunities.

FORWARD LOOKING STATEMENTS

This filing contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact (as well as information included in oral statements or other written statements made or to be made by the company), included in this report, regarding our strategy, future operations, financial position, estimated revenues or losses, projected costs, prospects, plans and objectives of management are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause our actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Readers are urged to consider statements that include the terms “believe,” “belief,” “expect,” “plan,” “anticipate,” “intend” or the like to be uncertain and forward-looking. All cautionary statements made herein should be read as being applicable to all forward-looking statements wherever they appear. In this connection, readers should consider the risks described more fully in the Company’s filings with the Securities and Exchange Commission and should not place undue reliance on any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE ZONE, INC.

By: /s/ Bruce Warren
Bruce Warren
President and Chief Executive Officer

Date: September 28, 2001